Traffic.com Reports Third Quarter 2006 Results

WAYNE, Pa.— November 6, 2006—Traffic.com, Inc. (NASDAQ: TRFC - News), the leading provider of personalized traffic information to drivers coast to coast, today announced financial results for the third quarter 2006.

In a separate press release made contemporaneously with this announcement, NAVTEQ (NYSE: NVT) announced that the Company and NAVTEQ have entered into an agreement pursuant to which NAVTEQ will acquire the Company.  Readers are referred to that announcement for further details regarding the proposed transaction.

Robert N. Verratti, chief executive officer, Traffic.com said, “We are pleased with the Company’s execution in the third quarter as we continue to make progress against our long-term growth initiatives.  We saw strong growth during the quarter in our emerging traffic data services and on-line and mobile advertising business lines, and we reported solid results in our traditional media business and our partnership programs.  With significant infrastructure investments largely in place, we saw total expenses start to flatten, positioning the company well for improved profitability in the years ahead.”

For the quarter ended September 30, 2006, Traffic.com reported total revenue of $13.1 million, an increase of 22% from the third quarter of 2005.  Within total revenue, advertising revenue of $11.0 million was up 15% from the same period a year ago, with online and mobile advertising contributing $0.4 million to overall advertising revenue.  Traffic data service revenue of $2.0 million was up 80% from the same period a year ago.  The Company reported a net loss of $6.4 million, or $0.31 per share, in the third quarter of 2006, compared to a net loss of $20.2 million, or $6.05 per share, in the third quarter of 2005.  The net loss in the prior year included $14.3 million in one-time legal settlement costs.

“Since reaching the important milestone of nationwide traffic coverage in 50 metropolitan areas, our partnerships have expanded with global brands and innovative solutions.  We obtained our first national mobile advertising order under our Garmin relationship and its groundbreaking model of offering free advertising-supported, traffic-enabled GPS routing.  We were chosen by AOL to provide their AOL.com and AOLCityGuide.com websites with traffic content.  Finally, via our relationship with NAVTEQ, traffic-enabled navigation expanded to six vehicles in the 2007 model year,” Verratti added.

Operational highlights since Traffic.com’s last earnings announcement include:

•                  Paid ads delivered grew 18% from 15.6 million in June and to 18.5 million in September.

•                  Monthly unique visitors to Traffic.com online content totaled 1.4 million in September 2006, reflecting a softening during the summer months.

•                  Total page views in September were 9.4 million.

•                  October results reflect increases to 1.7 million unique visitors, 10.8 million page views and paid ads of 25.1 million.

•                  The Company’s registered user base grew to over 300,000 compared to 240,000 in June.

•                  Traffic.com was awarded a patent for its animated display of real-time traffic flow on maps delivered across multiple platforms including personal navigation devices, cellular phones, in-vehicle systems, television, and the Web.

•                  Traffic.com secured a $12 million line of credit with Square 1 Bank.

Conference Call Today

Traffic.com will hold its third quarter 2006 earnings conference call today at 9:30 AM, Eastern Time.  To access the conference call, please dial (800) 263-8506. International callers should dial (719) 457-2681. The call will also be web cast live on the Company’s investor relations Web site at investor.traffic.com/events.

After the call, an on-demand replay will be available on the Traffic.com investor relations site at investor.traffic.com/events where the call will be archived from 12:30 PM Eastern Time on Monday, November 6, 2006 through midnight Eastern Time on Friday, November 18, 2006 at (719) 457-0820 (domestic) or (888) 203-1112 (international).  The replay pass code is 4779887.

Traffic.com, Inc.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenue:
Advertising	$11,029	$9,564	$32,885	$29,071
Traffic data services	2,022	1,126	5,330	3,025
	13,051	10,690	38,215	32,096
Cost of revenue	10,424	8,595	30,067	24,541

Gross margin	2,627	2,095	8,148	7,555

Operating expenses:
Research and development	1,551	983	4,361	2,587
Sales and marketing	4,761	3,733	13,772	11,045
General and administrative	3,013	1,945	8,146	6,137
Legal settlements	—	14,250	—	18,473
	9,325	20,911	26,279	38,242

Loss from operations	(6,698)	(18,816)	(18,131)	(30,687)
Interest income (expense), net	281	(1,416)	(677)	(4,229)

Net loss	$(6,417)	$(20,232)	$(18,808)	$(34,916)

Redemption and accretion of redeemable convertible preferred stock	—	(554)	(108)	(1,643)

Net income (loss) attributable to common stockholders	$(6,417)	$(20,786)	$(18,916)	$(36,559)

Net loss per common share	$(0.31)	$(6.05)	$(1.00)	$(10.79)

Weighted average common shares outstanding	20,575	3,438	18,937	3,387

Traffic.com, Inc.

Consolidated Balance Sheet Data

(In Thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)

Cash, cash equivalents, and short-term investments investments	$22,023	$13,143
Total assets	64,582	54,978
Long-term deferred revenue and deferred license fees	34,237	32,646
Senior secured credit facility and accrued interest	—	37,659
Other long-term liabilities	1,392	678
Redeemable convertible preferred stock	—	56,977
Total stockholders’ equity (deficit)	16,493	(97,677)

About Traffic.com

Traffic.com® is the leading provider of personalized traffic information for drivers coast to coast. Through the industry’s most comprehensive data collection infrastructure, Traffic.com offers consumers real-time customized traffic reports in 50 metropolitan areas. These personalized consumer reports are complete with predictive traffic trends, vehicle speeds, congestion levels, travel times, and delay times delivered via Web, wireless device, radio, television, and in-vehicle navigation systems. Traffic.com’s ability to distribute traffic information via specialized data feeds and across multiple platforms creates unique, and powerful branding opportunities for advertisers, enabling them to expand their reach and target consumers with useful, relevant content multiple times per day. Traffic.com’s business partners include AOL, Comcast, Garmin International Inc., Microsoft, NAVTEQ, The Weather Channel®, and XM Satellite Radio.

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Forward-Looking Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including Traffic.com’s history of operating losses, risks associated with its recently expanded business model, the substantial competition it faces, its ability to maintain advertiser relationships and attract additional advertisers, its dependency on government contracts, possible failure of its traffic information management system, and failure to protect its intellectual property or to defend against intellectual property claims of others. These and other risks are described in greater detail in Traffic.com’s filings with the Securities and Exchange Commission. Traffic.com may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Traffic.com disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

The Traffic.com logo and Traffic.com are registered trademarks of Traffic.com, Inc. All other product or service names or marks are the property of their respective owners. © 2006 Traffic.com, Inc.

Contact:

Traffic.com, Inc.

Investor:

Timothy Dolan, Integrated Corporate Relations

ir@traffic.com

(610) 407-7400 x2239

 Or

Media:

Jeannine Dooley, Traffic.com, Inc.

jdooley@traffic.com

610-407-7400 x3053